                                                                    EXHIBIT 10.2



                              EMPLOYMENT AGREEMENT


         AGREEMENT (the "Agreement") made by and between Presstek, Inc., a Delaware corporation (the "Employer"), and Edward J. Marino (the "Employee").

         WHEREAS, Employee is currently a member of the Board of Directors of the Employer and both the Employer and the Employee now wish for Employee to be employed as Chief Executive Officer and President of the Employer; and

         WHEREAS, the Employee wishes to commence his employment with the Employer and the Employer wishes to commence its employment of Employee on a date to be mutually determined by the parties, but in any event on or prior to June 2, 2002.

         NOW, THEREFORE, in consideration of the premises and of the promises hereafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby AGREE as follows:

1. EMPLOYMENT. Commencing as of a date to be mutually determined by the Employee and the Employer, but in no event later than June 2, 2002 (the "Start Date"), the Employee shall be employed as Chief Executive Officer and President of the Employer and shall continue to serve as a member of the Board of Directors of the Employer through the Term of this Agreement. The Employee shall render executive, policy, operations and other management services to the Employer of the type customarily performed by persons situated in similar executive and management capacities. The Employee shall perform such other related duties as the Board of Directors of the employer may from time to time reasonably direct.

2. COMPENSATION. The Employer agrees to pay the Employee during the Term of this Agreement an annual base salary equal to $350,000 U.S. Dollars with the salary to be reviewed annually during the Term of this Agreement by the Board of Directors or Compensation Committee of the Employer. In the annual salary review, the Board of Directors may compensate the Employee for increases in the market value of the Employee's duties and responsibilities hereunder and may provide for performance or merit increases. The base salary of the Employee shall not be decreased at any time during the Term of this Agreement from the amount then in effect, unless the Employee otherwise agrees in writing. The salary shall be payable to the Employee not less frequently than monthly.

         In addition, Employee will upon the commencement of his employment with the Employer, relocate to the New Hampshire area. The Employer will reimburse Employee for his reasonable moving expenses relating to his relocation to the New Hampshire area and will reimburse Employee for his reasonable living expenses for the first 90 days of his relocation to the New Hampshire area, in each case, upon presentation by the Employee of an itemized account of such expenditures.

         Participation in discretionary bonuses, retirement and other employee benefit plans and fringe benefits shall not reduce the salary payable to the Employee under this Section 2.

3. DISCRETIONARY BONUSES. During the Term of this Agreement, the Employee shall be entitled to receive an annual cash bonus of up to 30% of the Employee's then annual base salary, based on the Employee's contribution to the accomplishment of key annual corporate objectives mutually determined by the Employee and the Employer. During the Term of this Agreement, the Employee also shall be entitled to participate in an equitable manner with all other eligible executive employees of the Employer in any other incentive compensation and bonus programs authorized and declared by the Board of Directors or Compensation Committee of Employer for executive employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such incentive compensation or bonus programs when and as declared.

4. STOCK OPTION GRANT; PARTICIPATION IN STOCK OPTION, RETIREMENT AND EMPLOYEE BENEFIT PLANS; FRINGE BENEFITS. The Employee shall be granted, on the date hereof (the "Grant Date"), options to purchase 500,000 shares of common stock of the Employer at a price per share equal to $5.23, such options to vest as follows: 25% upon the Grant Date, an additional 25% on the first anniversary of the Grant Date, an additional 25% on the second anniversary of the Grant Date and the remaining 25% on the third anniversary of the Grant Date (subject to the earlier vesting of the options, in their entirety, upon the execution by the Employer of a definitive agreement relating to a Trigger Event. For this purpose "Trigger Event" shall mean (a) the sale by the Employer of all or substantially all of its assets, or (b) the acquisition of a majority of the shares of common stock of the Employer by a third party pursuant to which holders of the Employer's common stock prior to such transaction receive equity securities or cash from the third party in exchange for their common stock of the Employer), and to be in the form of, and have such other terms and conditions as are set forth in, the option agreement annexed hereto as Exhibit A.

         In addition to the foregoing stock options, and subject to the eligibility requirements that may be applicable, the Employee shall be entitled to participate in any plan or arrangement of the Employer relating to stock options, stock purchases, pension, thrift, or profit sharing benefits, or other benefits under qualified or non-qualified deferred compensation plans, group life insurance, medical coverage, education or any other employee benefits that the Employer may adopt or make available for the benefit of Employee or of executive employees generally.

         The Employee shall also be entitled during the Term of this Agreement to any fringe benefits which may be or become available, during the Term of this Agreement, to executive employees of the Employer, and to the payment or reimbursement of reasonable expenses for attending annual and periodic meetings of trade associations, and any other benefits which are commensurate with the duties and responsibilities to be performed by the Employee under this Agreement.

5. EMPLOYMENT TERM. "Term," as used in this Agreement, shall refer to the Term of this Agreement as defined in this paragraph. The Term of the employment under this Agreement shall commence on the Start Date and shall initially end two years thereafter, on the day preceding the second anniversary of the Start Date, unless sooner terminated in accordance with the provisions hereof. The Term of employment under this Agreement shall, on each anniversary of the Start Date thereafter (commencing with the second anniversary of the Start Date), be automatically extended for an additional year unless Employer or Employee gives written notice to the other, at least 90 days prior to such anniversary date, that he or it does not concur in such extension. If neither party gives notice of non-concurrence in such extension, the Term will be automatically extended for an additional year.

6. STANDARDS. The Employee shall perform his duties and responsibilities under this Agreement in accordance with such reasonable standards as are established from time to time by the Board of Directors of Employer. The reasonableness of such standards shall be measured against standards for executive performance generally prevailing in similar high technology companies.

7. VOLUNTARY ABSENCES; VACATIONS. The Employee shall be entitled to an annual paid vacation during the Term of this Agreement of four (4) weeks per year or such longer period as the Board of Directors may approve or such longer periods to which the Employee may be entitled as an employee of the Employer. The timing of paid vacations shall be scheduled in a reasonable manner by the Employee.

8.       TERMINATION OF EMPLOYMENT.

         (a)  (i)    The Board of Directors of the Employer may terminate the
                     Employee's employment at any time, but any termination by the Board of Directors other than termination for Cause (as defined in Section 8(a)(iii) below) shall not prejudice the Employee's right to receive compensation and other benefits under this Agreement. In the event of a termination for Cause, the Employee shall have no right to receive compensation or other benefits, including payment of legal fees and expenses incurred, for any period after termination for Cause except as otherwise required by law.
                     Regardless of the reason for the termination of Employee's employment, other than termination for Cause, the Employer shall continue to be subject to any independent obligation to Employee under any employee benefit plan in which the Employee is then a participant, and to any obligation for severance pay, if any, in accordance with the then existing severance policies of the Employer.

              (ii) In the event that the Employee's employment ceases by reason of (a) the Employer's termination of the Employee's employment during the Term other than for Cause, or (b) the Employer's non-concurrence in the automatic extension of the Term, the Employer shall be obligated concurrently with the termination of such employment, in lieu and replacement of the Employee's entitlement to any compensation and other benefits under this Agreement pursuant to Section 8(a)(i), to make a lump sum cash payment to the Employee as liquidated damages in an amount equal to the Employee's then current annual salary multiplied by a fraction, the denominator of which shall be 12 and the numerator of which shall be the number of months remaining in the Term, plus an additional amount equal to the Employee's then current annual salary for one (1) full year. Notwithstanding the foregoing, if the Employer's termination of the Employee's employment without Cause occurs in connection with, or within two (2) years after, a "Change in Control" as defined in Section 9(b) hereof, the amount payable to the Employee shall be determined under
                     Section 9(a) as limited by Section 9(c) hereof. Such payment to the Employee shall be made on or before the Employee's last day of employment with the Employer. The liquidated damages shall not be reduced by any compensation which the Employee may receive for other employment with another employer after termination of his employment with the Employer. In addition, the Employee shall be entitled to have all existing retirement or employee benefits of the type referred to in Section 4 hereof continue for the remainder of the Term when the Agreement is terminated, except as otherwise required by law or provided in the related retirement or other employee benefit plans or agreements.

              (iii) References in this Agreement to "termination for Cause" shall mean termination on account of acts or omissions of Employee which constitute Cause as defined below. Any determination with respect to a termination for Cause shall require the approval of the Board of Directors of the Employer. "Cause" shall mean any of the following:

                     (A)    conviction of a felony,

                     (B)    theft from the Employer,

                     (C)    breach of fiduciary duty involving personal profit,

                     (D) sustained and continuous conduct by Employee which adversely affects the reputation of the Employer,

                     (E) continued failure of the Employee to substantially and satisfactorily perform his duties or obligations under this Agreement following twenty (20) days' notice by the Employer to the Employee and a failure by the Employee to correct the deficiency cited in such notice (other than any such failure resulting from Employee's incapacity due to physical or mental illness).

         (b) The Employee shall have no right to terminate his employment under this Agreement prior to the end of the Term of this Agreement, unless such termination is either for Good Reason (as described in Section 9(a) hereof) in connection with, or within two (2) years after, a Change in Control or approved by the Board of

                  Directors of the Employer. In the event that the Employee violates this provision, or in the event that Employee is terminated for Cause, Employee shall be entitled to no further payments pursuant to this Agreement, and the Employer shall be entitled, in addition to its other legal remedies, to request a court of competent jurisdiction to enjoin the employment of the Employee with any significant competitor of the Employer, for a period of two (2) years or the remaining Term of this Agreement plus one (1) year, whichever is less. Upon written consent, the Board may permit the Employee to work for a significant competitor during such period. During such period, even if the Employee is permitted to be employed by a significant competitor, he shall not without the approval of the Board of Directors of the Employer induce any officer of the Employer to accept employment from such competitor, nor shall he use proprietary and confidential information of the Employer for the benefit of such competitor.

9.       CHANGE IN CONTROL.

         (a)  (i)    If during the Term of this Agreement there is a Change in
                     Control of the Employer, and Employee's employment with the Employer is terminated involuntarily (other than for Cause), or voluntarily for Good Reason (as defined below), in connection with or within two (2) years after such Change in Control, then the Employee shall be entitled to receive as a severance payment, for services previously rendered to the Employer, a lump sum cash payment as provided in Section 9(a)(ii) below.

              (ii) Subject to Section 9(c) hereof, the lump sum cash payment (the "Payment") shall be in an amount equal to three (3) times the Employee's average annual compensation which was payable by the Employer and was includible by the Employee in his gross income for federal income tax purposes with respect to the five (5) most recent taxable years of the Employee ending prior to such Change in Control of the Employer (or such portion of such period during which the Employee was a full-time employee of the Employer), less one dollar.

              (iii) As used herein, the term "Good Reason" means, unless previously consented to in writing by the Employee, the occurrence of any one of the following:

                     (A) the assignment to the Employee of duties and responsibilities that are not at least substantially equivalent to the Employee's duties and responsibilities with the Employer immediately prior to such Change in Control;

                     (B) the failure to continue the Employee in a position and title that is at least substantially equivalent to the position held by the Employee with the Employer immediately prior to such Change in Control, except in connection with the termination of the Employee's employment for Cause or as a result of death or permanent disability;

                     (C) a reduction in or failure to pay currently total annual cash compensation in an amount equal to or greater than the sum of (i) the Employee's salary at the highest annual rate in effect during the 12-month period immediately prior to such Change in Control, and (ii) the bonus paid to similarly situated employees pursuant to the acquiring Employer's executive bonus plan for the fiscal year ending immediately prior to such Change in Control;

                     (D) the Employee's benefits under any employee benefit or welfare plan of the acquiring Employer are less, or are reduced to less, other than reductions mandated by a change in law, than the benefits of similarly situated employees under any employee benefit or welfare plan of the acquiring Employer in effect immediately prior to such Change in Control;

                     (E) the Employee is reassigned to a place of business which is more than 50 miles from Hudson, New Hampshire; or

                     (F)    any breach by the Employer of this Agreement.

              (iv) Payment under this Section 9(a) shall be in lieu of any amount owed to the Employee as liquidated damages for termination without Cause under Sections 8(a)(i) and (ii) hereof. However, payment under this Section 9(a) shall not be reduced by any compensation which the Employee may receive from other employment with another employer after termination of his employment with the Employer.

         (b) A "change in control of the Employer," for purposes of this Agreement, shall be deemed to have taken place if: (i) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of the Employer having 20 percent or more of the total number of votes that may be cast for the election of directors of the Employer; or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Employer before such transaction shall cease to constitute a majority of the Board of Directors of the Employer or any successor institution.

         (c) Notwithstanding any other provisions of this Agreement or of any other agreement, contract, or understanding heretofore or hereafter entered into by the Employee with the Employer, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this Section 9(c) ("Other Agreements"), and notwithstanding any formal or informal plan or other arrangement heretofore or hereafter adopted by the Employer for the direct or indirect provision of compensation to the Employee (including groups or classes of participants or beneficiaries of which the Employee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Employee (a "Benefit Plan"), the Employee shall not have any right to receive any payment or other benefit under this Agreement, any Other Agreement, or any Benefit Plan if such payment or benefit, taking into account all other payments or benefits to or for the Employee under this Agreement, all Other Agreements, and all Benefit Plans, would cause any payment to the Employee under this Agreement to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Internal Revenue Code as then in effect (a "Parachute Payment"), as determined by a nationally recognized accounting firm selected by the Board. In the event that the receipt of any such payment or benefit under this Agreement, any Other Agreement, or any Benefit Plan would cause the Employee to be considered to have received a Parachute Payment under this Agreement, then the Employee shall have the right, in the Employee's sole discretion, to designate those payments or benefits under this Agreement, any Other Agreements, and/or any Benefit Plans, which should be reduced or eliminated so as to avoid having the payment to the Employee under this Agreement be deemed to be a Parachute Payment.

10.      EXPENSES; AUTOMOBILE ALLOWANCE.

         (a) The Employee is authorized to incur, during the Term of this Agreement, reasonable expenses for promoting the business of the Employer, including without limitation expenses for entertainment, travel and similar items. The Employer will promptly reimburse the Employee for all such expenses, upon the presentation by the Employee, from time to time, of an itemized account of such expenses.

         (b) During the Term of this Agreement, the Employer shall buy or lease a full-size luxury vehicle of Employer's choosing for the Employer's exclusive use and/or, at the Employee's option, provide Employee with a monthly automobile allowance in an amount sufficient to pay Employee's costs for the purchase or lease of such a vehicle, and the Employer shall reimburse the Employee (upon submission by him of reasonably itemized accounts thereof) for all maintenance, repairs, insurance, gasoline, tolls, parking and other reasonable upkeep and related expenses on such vehicle.

11. LEGAL EXPENSES. The Employer shall indemnify and hold harmless the Employee from and against any and all costs and liabilities, including without limitation reasonable attorneys' fees, arising out of or in connection with becoming, being or having been an officer or director of the Employer, except in relation to matters as to which the Employee shall be finally adjudged not to have acted in good faith in the reasonable belief that his action or failure to act was in the best interest of the Employer.

12. SUCCESSORS AND ASSIGNS; ASSUMPTION BY SUCCESSORS. All rights hereunder shall inure to the benefit of the parties hereto, their personal or legal representatives, heirs, successors or assigns. This Agreement may not be assigned or pledged by the Employee. The Employer will require any successor (whether direct or indirect, by purchase, assignment, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer in any consensual transaction expressly to assume this Agreement and to agree to perform hereunder in the same manner and to the same extent that the Employer would be required to perform if no such succession had taken place. References herein to the Employer will be understood to refer to the successor or successors of the Employer, respectively.

13. OTHER CONTRACTS. The Employee shall not, during the Term of this Agreement, have any other paid employment (other than with a subsidiary or affiliate of the Employer) except with the prior approval of the Board of Directors of the Employer.

14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior employment agreements and understandings, whether written or oral.

15. AMENDMENTS OR ADDITIONS. No amendments or additions to this Agreement shall be binding unless in writing and signed by the parties.

16. SECTION HEADINGS. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

17. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

18. GOVERNING LAW. This Agreement shall be governed by the laws of the United States where applicable and otherwise by the laws of the State of New Hampshire, except the choice of law rules thereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement this 3rd day of April, 2002.



                                               PRESSTEK, INC. (the "Employer")


                                               By: /s/ Richard A. Williams
                                                   -----------------------------
                                                   Name:
                                                   Title:



                                               /s/ Edward J. Marino
                                               ---------------------------------
                                               EDWARD J. MARINO (the "Employee")

                                                                       EXHIBIT A

                      NON-QUALIFIED STOCK OPTION AGREEMENT
                                 PRESSTEK, INC.
                                 --------------

     AGREEMENT made as of this 3rd day of April 2002 between Presstek, Inc. (the "Company"), a Delaware corporation, having a principal place of business in Hudson, New Hampshire, and Edward J. Marino (the "Grantee") residing at 69 Lochmere Lane, Nashua, New Hampshire 03063.

     WHEREAS, the Company desires to grant to the Grantee a Non-Qualified Stock Option to purchase 500,000 shares of its common stock of a par value of $.01 a share (the "Shares"), under and for the purposes of the 1998 Stock Incentive Plan of the Company (the "Plan") pursuant to the terms thereof;

     WHEREAS, the Company and the Grantee understand and agree that unless otherwise defined herein any terms used herein have the same meanings as in the Plan.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

     1. GRANT OF OPTION. The Company hereby grants to the Grantee the right and option to purchase all or any part of an aggregate of Five Hundred Thousand (500,000) shares of its Common Stock, $.01 par value, on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Grantee acknowledges receipt of a copy of the Plan.

     2. PURCHASE PRICE. The purchase price of the Shares covered by the Option shall be $5.23 per share.

     3. EXERCISE OF OPTION. The Option granted hereby shall be exercisable as to 125,000 shares of Common Stock on April 3, 2002, and exercisable as to an additional 125,000 shares of Common Stock on each of April 3, 2003, April 3, 2004 and April 3, 2005.

     4. TERM OF OPTION. The Option shall terminate ten (10) years from the date of this Agreement, but shall be subject to earlier termination as provided herein or in the Plan.

     If the Grantee ceases to be employed by the Company or by any Subsidiary (as defined in the Plan) of the Company for any reason other than death, disability, termination for cause or voluntary termination without the consent of the Company or Subsidiary, as the case may be, the Option may be exercised within thirty (30) days after the date the Grantee ceases to be an employee, or within ten (10) years from the granting of the Option, whichever is earlier, but may not be exercised thereafter. In such event, the Option shall be exercisable only to the extent that the right to purchase Shares under the Plan has accrued and is in effect at the date of such cessation of employment.

     In the event the Grantee's employment is terminated by the Company or Subsidiary, as the case may be, for "cause" (as defined in the Plan), or voluntarily by the Grantee without the consent of the Company or Subsidiary, the Grantee's right to exercise any unexercised portion of this Option shall cease forthwith, and this Option shall thereupon terminate.

     In the event of retirement of the Grantee, the Option shall be exercisable within twelve (12) months after the date of retirement or, if earlier, within the originally prescribed term of the Option. In the event of retirement, the Option shall be exercisable to the extent that the right to purchase the Shares hereunder has accrued on the date of retirement.

     In the event of disability of the Grantee [as determined by the Board of Directors of the Company or the 1998 Stock Incentive Plan Committee (the "Committee") of the Company, as the case may be, and as to the fact and date of which the Grantee is notified by the Board or the Committee, as the case may be, in writing], the Option shall be exercisable within twelve (12) months after the date of such disability or, if earlier, the term originally prescribed by this Agreement. In such event, the Option shall be exercisable to the extent that the right to purchase the Shares hereunder has accrued on the date the Grantee becomes disabled and is in effect as of such determination date.

     In the event of the death of the Grantee while an employee of the Company or Subsidiary, as the case may be, or within thirty days after the termination of employment (other than termination for cause or without consent of the Company or Subsidiary), the Option shall be exercisable to the extent exercisable but not exercised as of the date of death and in such event, the Option must be exercised, if at all, within one (1) year after the date of death of the Grantee or, if earlier, within the originally prescribed term of the Option.

     5. NON-ASSIGNABILITY. The Option shall not be transferable by the Grantee otherwise than by will or by the laws of descent and distribution and shall be exercisable, during the Grantee's lifetime, only by the Grantee. The Option shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 5, or the levy of any attachment or similar process upon the Option or such right, shall be null and void.

     6. EXERCISE OF OPTION AND ISSUE OF SHARES. The Option may be exercised in whole or in part (to the extent that it is exercisable in accordance with its terms) by giving written notice to the Company, together with the tender of the Option price. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised, shall contain any warranty required by Section 7 below and shall otherwise comply with the terms and conditions of this Agreement and the Plan. The Company shall pay all original issue taxes with respect to the issue of the Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection herewith. Except as specifically set forth herein, the holder acknowledges that any income or other taxes due from him with respect to this Option or the Shares issuable pursuant to this Option shall be the responsibility of the holder. The holder of this Option shall have rights as a shareholder only with respect to any Shares covered by the Option after due exercise of the Option and tender of the full exercise price for the Shares being purchased pursuant to such exercise.

     7. PURCHASE FOR INVESTMENT. Unless the offering and sale of the Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, or any successor legislation (the "Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

          (a) The person(s) who exercise the Option shall warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for his or her own account, for investment and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their option Shares issued pursuant to such exercise:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). Such shares may not be sold, transferred or otherwise disposed of unless they have first been registered under the Act or, unless, in the opinion of counsel satisfactory to the Company's counsel, such registration is not required."

          (b) The Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the Act without registration thereunder. Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).

     8. NOTICES. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by registered or certified mail, return receipt requested, addressed as follows:

     To the Company:   Presstek, Inc.
                       55 Executive Drive
                       Hudson, NH 03051
                       ATTENTION: President

     To the Grantee:   Edward J. Marino
                       69 Lochmere Lane
                       Nashua, NH 03083

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions. Either party hereto may change the address of which notices shall be given by providing the other party hereto with written notice of such change.

     9. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the law of the State of New Hampshire, except to the extent the law of the State of Delaware may be applicable.

     10. BENEFIT OF AGREEMENT. This Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by Richard A. Williams, its duly authorized officer, and the Grantee has hereunto set his hand, all as of the day and year first above written.


                                   PRESSTEK, INC.

                                   /s/ Richard A. Williams
                                   ---------------------------------------------
                                   Richard A. Williams, Chief Scientific Officer


                                   /s/ Edward J. Marino
                                   ---------------------------------------------
                                   Edward J. Marino, Grantee


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